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                                                                   EXHIBIT 10.17


                                          December 23, 1997


Price Communications Corporation
45 Rockefeller Plaza
New York, New York 10020

Gentlemen:

                  I am pleased to confirm that in the event that I request a redemption of my Series A Preferred Stock and/or Series B Preferred Stock ("Preferred Stock") of Price Communications Corporation (the "Company") under subsection 4(b)(i)(d) of Paragraph E or Paragraph F, as the case may be, of Article Fourth of the Certificate of Incorporation of the Company, the Board of Directors may, provided that (i) the total indebtedness for borrowed money of the Company and its subsidiaries (determined in accordance with generally accepted accounting principles) on the date of such request equals or exceeds $200 million and (ii) the exchange of the Company's Common Stock for my shares of Preferred Stock contemplated by this letter is at this time of such request a tax-free exchange to me, determine to satisfy the Company's obligation to redeem the shares of Preferred Stock covered by such request by the issuance to me of shares of Common Stock of the Corporation in exchange for such shares of Preferred Stock, such Common Stock to be valued at the Market Price thereof (as such term is defined in subsection 4(a)(iii) of Paragraph E or F, as the case may be, of Article Fourth of the Company's Certificate of Incorporation) during the ten consecutive trading days immediately preceding the date of my request. If requested by me, the Company will use its best efforts to register under the Securities Act of 1933, as amended, at the Company's expense, any shares of Common Stock issued to me hereunder, in such fashion as I may reasonably request. Except as set forth in this letter, the Company's obligations in respect of my Preferred Stock shall remain in full force and effect and unchanged.

                                          Very truly yours,



                                          Robert Price

AGREED:
PRICE COMMUNICATIONS CORPORATION


By:    __________________________________
       Name:
       Title: